EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in previously filed Registration Statement No. 33-39993 of Atwood Oceanics, Inc. on Form S-3 and previously filed Registration Statement Nos. 33-36921 and 33-52065 of Atwood Oceanics, Inc. on Form S-8 of
(i) our report dated November 29, 1994 on the consolidated financial statements of Atwood Oceanics, Inc. and subsidiaries and (ii) our report dated November 29, 1994 on the additional note and schedules included or incorporated by reference in the annual report on Form 10-K of Atwood Oceanics, Inc. for the year ended September 30, 1994.






                                                         ARTHUR ANDERSEN LLP



Houston, Texas
December 21, 1994


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